       COVER

                             Exhibit 99(e)

                     UNION PACIFIC MOTOR FREIGHT
                     COMPANY AGREEMENT EMPLOYEE
                   401(k) RETIREMENT THRIFT PLAN

           Financial Statements and Supplemental Schedules
            for the Year Ended December 31, 1995 and 1994
                  and Independent Auditors' Report

       INDEX

UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
- ------------------------------------------------------------------------------

                                                                          Page
                                                                          ----

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995 AND 1994
 AND FOR THE YEARS THEN ENDED:

        Statements of Net Assets Available for Benefits                    2

        Statements of Changes in Net Assets Available for Benefits         3

        Notes to Financial Statements                                     4-7

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1995
 AND FOR THE YEAR THEN ENDED:

        Item 27a - Schedule of Assets Held for Investment Purposes         8

        Item 27d - Schedule of Reportable Transactions                     9


Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

Union Pacific Motor Freight Company Agreement
 Employee 401(k) Retirement Thrift Plan:

We have audited the accompanying statement of net assets available for benefits of the Union Pacific Motor Freight Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1995 and 1994 and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994 and the changes in net assets available for benefits for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska

May 23, 1996


UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                 1995        1994
                                                 ----        ----
ASSETS:

      Investments at fair value (Note 3)       $182,336     $83,883
                                               --------     -------

        Net assets available for benefits      $182,336     $83,883
                                               ========     =======

The accompanying notes are an integral part of these financial statements.



UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEARS ENDED
DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                 1995       1994
                                                 ----       ----
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
      Investment income (Note 7):
        Net appreciation (depreciation) in
        fair value of investments (Note 3)    $  32,848   $ (6,412)
        Interest                                    779        174
        Dividends                                 4,367      1,685
                                              ---------   --------
                                                 37,994     (4,553)
        Employee Contributions (Note 7):         82,198     90,434
                                              ---------   --------

          Total Additions                       120,192     85,881
                                              ---------   --------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
      Distributions to participants (Note 7)     21,739      1,998
                                              ---------   --------

NET INCREASE                                     98,453     83,883

NET ASSETS AVAILABLE FOR BENEFITS:
      Beginning of Year                          83,883       --
                                              ---------   --------

      End of Year                             $ 182,336   $ 83,883
                                              ---------   --------

The accompanying notes are an integral part of these financial statements.


UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

1.  DESCRIPTION OF PLAN

    The following description of the Union Pacific Motor Freight Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only
    general information.   Participants should refer to the Plan document
    for a more complete description of the Plan's provisions.

    General - The Plan is a defined contribution plan covering employees of the Union Pacific Motor Freight Company (the Company) who are governed by a collective bargaining agreement entered into between the Company and a Union, to which eligibility to participate in the Plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, January 1, 1994. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

    Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

    Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

    Vesting - Participants are at all times 100% vested in the value of their account.

    Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the Plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.

2.  SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principals. The financial statements were prepared in accordance with the financial reporting requirements of the ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

    Investment Valuation and Income Recognition - Investments in the Union Pacific Company Stock Fund, Vanguard Wellington Fund, Vanguard
    Index Trust-500 Portfolio Fund, Vanguard US Growth Fund, Vanguard International Growth Portfolio Fund and the Vanguard Total
    Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

    Reclassifications - Certain reclassifications have been made to the 1994 financial statements to conform with classifications in the 1995 financial statements.

3.  INVESTMENTS

    Plan participants may direct their contributions in various proportions to any of the seven available investment funds identified below:

    Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

    Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

    Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 Portfolio Mutual Fund.

    Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment Fund for tax-qualified pension and profit sharing plan assets.

    Fund E - Vanguard US Growth Fund - This fund consists of investment in the Vanguard US Growth Mutual Fund.

    Fund F - Vanguard International Growth Portfolio - This fund consists of investment in the Vanguard International Growth Portfolio Mutual Fund.

    Fund G - Vanguard Total Bond Market Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund.

    The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                        December 31, 1995    December 31, 1994
                                       --------------------  -----------------
                                        Number       Fair     Number      Fair
                                       of Units     Value    of Units    Value
                                       --------     -----    --------    -----
       Investments at Fair Value
         as Determined By Quoted
         Market Price:

         Union Pacific Company
          Stock Fund                   6,341.668 $ 68,743   3,670.524  $27,602

         Vanguard Wellington Fund      1,413.295   34,527   1,024.214   19,860

         Vanguard Index Trust -
          500 Portfolio Fund             912.077   52,536     548.084   23,551

         Other                              --      7,591        --      1,541
                                                 --------              -------
                                                  163,397               72,554
       Investments at Estimated
         Fair Value:  Vanguard
         Investment Contract
         Trust Fund                   18,939.220   18,939   6,327.390    6,327

         Other                              --       --          --      5,002
                                                 --------              -------
                                                   18,939               11,329
                                                 --------              -------
       Total Investments at
          Fair Value                             $182,336              $83,883
                                                 ========              =======


During the year ended December 31, 1995 and 1994, the Plan's investment (including investments bought, sold, and held during the year), appreciated (depreciated) in value by $32,848 and ($6,412) as follows:

                                              Year Ended      Year Ended
                                             December 31,    December 31,
                                                 1995            1994
                                            -------------   -------------

       Net Change in Fair Value

       Investments at Fair Value as
         Determined by Quoted Market
         Price:

           Union Pacific Company Stock Fund       $16,158        $(5,575)

           Mutual Funds                            16,690           (837)
                                                  -------        -------

         Net change in fair value                 $32,848        $(6,412)
                                                  =======        =======


4.  PLAN ADMINISTRATION

    The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5.  TAX STATUS

    The Plan obtained a tax determination letter dated September 16, 1994, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Plan was qualified and the related trust was tax-exempt under provisions of Section 501(a) of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.  PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.


7.  FUND INFORMATION

    Investment income, contributions, and distributions to participants by fund are as follows for the years ended December 31, 1995 and 1994:

                                              Year Ended      Year Ended
                                             December 31,    December 31,
                                                 1995            1994
                                             ------------    ------------
       Investment Income:
        Union Pacific Company Stock Fund          $17,714        $(5,003)
         Vanguard Wellington Fund                   7,079             19
         Vanguard Index Trust - 500
          Portfolio Fund                           11,745            389
         Vanguard Investment Contract
          Trust Fund                                  779            174
         Vanguard US Growth Fund                      107             -
         Vanguard International Growth
          Portfolio                                   550           (132)
         Vanguard Total Bond Market Fund               20             -
                                                  -------        -------

                                                  $37,994        $(4,553)
                                                  =======        =======

       Contributions:
         Union Pacific Company Stock Fund         $32,700        $34,081
         Vanguard Wellington Fund                  15,752         21,056
         Vanguard Index Trust - 500
          Portfolio Fund                           21,093         26,521
         Vanguard Investment Contract
          Trust Fund                                7,364          7,180
         Vanguard International Growth
          Portfolio                                 1,088             56
         Vanguard Total Bond Market Fund            3,740          1,540
                                                      461            -
                                                  -------        -------
                                                  $82,198        $90,434
                                                  =======        =======

       Distributions to participants:
         Union Pacific Company Stock Fund         $ 8,744        $   -
         Vanguard Wellington Fund                   8,496            -
         Vanguard Index Trust - 500
           Portfolio Fund                           4,239            -
         Vanguard Investment Contract Trust Fund      -              -
         Vanguard US Growth Fund                       68            -
         Vanguard International Growth
         Portfolio                                    192          1,998
         Vanguard Total Bond Market Fund              -              -
                                                  -------        -------
                                                  $21,739        $ 1,998
                                                  -------        -------



UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1995
- ------------------------------------------------------------------------------

            Column B                    Column C        Column D   Column E
                                      Description of
                                      Investment,
           Identity of            Including Collateral,
        Issue, Borrower,            Rate of Interest,
            Lessor or                 Maturity Date               Current
          Similar Party             or Maturity Value     Cost     Value
        ----------------          ---------------------   ----    -------
Union Pacific Company Stock Fund*   6,341.668 units     $58,816   $68,743

Vanguard Wellington Fund*           1,413.295 units      29,932    34,527

Vanguard Index Trust -
  500 Portfolio Fund*                 912.077 units      42,614    52,536

Vanguard Investment Contract
  Trust Fund*                      18,939.220 units      18,939    18,939

Vanguard US Growth Fund*               58.168 units       1,132     1,184

Vanguard International Growth
  Portfolio*                          394.532 units       5,582     5,926

Vanguard Total Bond
  Market Fund*                         47.486 units         470       481
                                                       --------  --------

                                                       $157,485  $182,336
                                                       ========  ========
* Represents a party-in-interest



UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------

Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:

   Column A     Column B    Column C   Column D   Column E   Column F  Column G

                                                  Total      Total
                                                  Dollar     Dollar
  Identity of  Description  Number of  Number     Value of   Value of  Net Gain
Party Involved   of Asset   Purchases  of Sales   Purchases  Sales     or(Loss)
- -------------- -----------  ---------- --------   ---------  --------  --------
                  Union
Vanguard          Pacific
Fiduciary         Company
Trust             Stock
Company           Fund*         28        9        $36,074   $11,091    $1,876

Vanguard
Fiduciary         Vanguard
Trust             Wellington
Company           Fund*         28        7        $18,486   $ 9,379    $  624


                  Vanguard
                  Index
Vanguard          Trust -
Fiduciary         500
Trust             Portfolio
Company           Fund*         29        5        $23,466   $ 5,136    $  574

                  Vanguard
Vanguard          Investment
Investment        Contract
Trust             Trust
Company           Fund*         34        -        $12,612   $   -      $   -

                  Vanguard
                  Inter-
Vanguard          national
Investment        Growth
Trust             Portfolio
Company           Fund*         26        2        $ 4,232   $ 192       $   2


* Represents a party-in-interest
